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                                                                       EXHIBIT 5

                                MCLEAN & SANDERS
                           A PROFESSIONAL CORPORATION
                                   ATTORNEYS

RONALD L. ADAMS                                            RICHARD H. GATELEY
RANDY L. AGNEW                                             THEODORE MACK
A. WILLIAM BRACKETT             100 MAIN STREET            HUNTER T. McLEAN
HARRY M. BRANTS          FORT WORTH, TEXAS  76102-3090     ELAINE SANDERS MORRIS
BRUCE S. CAMPBELL                                          RUSSELL J. NORMENT
JOSEPH F. CLEVELAND, JR.        (817) 338-1700             TOM B. RENFRO
EDGAR O. COBLE                  Metro 429-9181             RICHARD U. SIMON, JR.
JAMES A. CREEL                                             COBY D. SMITH
JOE A. DRAGO                Facsimile (817) 870-2265       JAMES M. WHITTON
HENRI J. DUSSAULT
LUTHER W. ELLIS                                            JOHN G. HILL
CARTER L. FERGUSON                                         FORREST MARKWARD
DANIEL A. FOSTER                                           OF COUNSEL

                                  May 18, 1995

Buffton Corporation
226 Bailey Avenue, Suite 101
Fort Worth, Texas  76107

          RE:  Form S-3 Registration Statement Covering 307,356 Shares of the
               --------------------------------------------------------------
               Common Stock of Buffton Corporation
               -----------------------------------

Gentlemen:

          You have requested our opinion in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to the offering by certain selling shareholders of shares of Buffton Corporation Common Stock, par value $.05 per share ("Common Stock").

          As counsel for Buffton Corporation, we are familiar with the Certificate of Incorporation and Bylaws of the Company, as amended, and its affairs. We have also examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as deemed appropriate in connection with this opinion. We have assumed the genuineness of all signatures, the correctness of copies and all statements of fact contained in documents which are the basis of this opinion. Based upon the foregoing, it is our opinion that the shares of Common Stock offered by the Prospectus contained in the Registration Statement are legally issued, fully paid, and non-assessable.

          Accordingly, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                              Very truly yours,

                              McLean & Sanders,
                              A Professional Corporation


                              By: /s/ Carter L. Ferguson
                                  ----------------------------------------------
                                  Carter L. Ferguson, Director

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